As filed with the Securities and Exchange Commission on November 2, 2021

File No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NioCorp Developments Ltd.

(Exact name of registrant as specified in its charter)

British Columbia, Canada (State or other jurisdiction of incorporation or organization)	98-1262185 (I.R.S. Employer Identification Number)

7000 South Yosemite Street
Suite 115
Centennial, Colorado 80112
(720) 639-4647

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CT Corporation System
111 Eighth Avenue
13th Floor
New York, New York 10011
(800) 624-0909

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Christopher M. Kelly, Esq.

Andrew C. Thomas, Esq.
Jones Day
North Point
901 Lakeside Avenue
Cleveland, Ohio 44114
(216) 586-3939

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer	☐	Accelerated Filer	☐
Non-Accelerated Filer	☒	Smaller Reporting Company	☒
		Emerging Growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

Calculation of Registration Fee*

Title of Each Class of Securities to be Registered	Amount to be Registered(1) (2)(3)	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price(1) (2)	Amount of Registration Fee
Common Shares, without par value (4)
Common Share purchase warrants
Units (5)
Total(6)	$200,000,000(7)	100%(7)	$200,000,000	$18,540.00

(1)	If any securities are issued in an amount denominated in a foreign currency or composite currency, such amount as shall result in an aggregate initial offering price equivalent thereto in United States dollars at the time of initial offering.
(2)	These figures are estimates made solely for the purpose of calculating the registration fee pursuant to Rule 457(o). The amount is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933.
(3)	Any securities registered hereunder may be sold separately or in combination with other securities registered hereunder. The proposed maximum offering price of the securities will be determined, from time to time, by the registrant in connection with the issuance by the registrant of the securities registered hereunder. The securities being registered hereby may be convertible into or exchangeable or exercisable for other securities of any identified class. In addition to the securities that may be issued directly under this Registration Statement, there is being registered hereunder such indeterminate aggregate number or amount, as the case may be, of the securities of each identified class as may from time to time be issued upon the conversion, exchange, settlements or exercise of other securities offered hereby. Separate consideration may or may not be received for securities that are issued upon the conversion or exercise of, or in exchange for, other securities offered hereby.
(4)	In addition, pursuant to Rule 416 under the Securities Act, the common shares being registered hereunder include such indeterminate number of common shares as may be issued upon conversion or exchange of the securities issued hereunder.
(5)	Securities registered hereunder may be sold separately or as units with other securities registered hereby.

(6)	The proposed maximum offering price per unit will be determined by us in connection with the issuance of such securities. In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of common shares registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act, to the extent applicable.
(7)	We will determine the proposed maximum offering price per unit in connection with the issuance of the securities and it is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act of 1933
*	All dollar amounts reflected herein refer to U.S. dollars unless otherwise noted.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject To Completion, Dated November 2, 2021

PROSPECTUS

NioCorp Developments Ltd.

$200,000,000

By this prospectus, we may offer and sell, from time to time:

•	common shares, without par value (“Common Shares”);
•	Common Share purchase warrants (“Warrants”); and
•	units of the Company.

From time to time, we may offer up to $200,000,000 of the securities described in this prospectus either individually or as units comprised of one or more of the other securities, or any combination thereof.

This prospectus describes the general manner in which the securities listed above may be offered and sold. The specific manner in which such securities may be offered and sold will be described in one or more prospectus supplements. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in our securities.

We may sell securities directly or to or through underwriters or dealers, and also to other purchasers or through agents. The names of any underwriters or agents that are included in a sale of such securities to you, and any applicable commissions or discounts, will be stated in an accompanying prospectus supplement.

Our Common Shares are traded on the Toronto Stock Exchange (the “TSX”) under the symbol “NB” and quoted on the OTCQX under the symbol “NIOBF.” On October 29, 2021, the last reported closing bid price of our Common Shares was $0.78 per Common Share on the OTCQX and C$0.96 per Common Share on the TSX. The over-the-counter quotations on the OTCQX reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions. You are urged to obtain current market quotations of the Common Shares.

All dollar amounts reflected herein refer to U.S. dollars unless otherwise noted.

We are an “emerging growth company” as defined under federal securities laws and, as such, may elect to comply with certain reduced public company requirements for future filings.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 2 of this prospectus.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the securities offered hereby or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is         .

Table of Contents

Cautionary Note to U.S. Investors Regarding
Mineral Reserve and Resource Estimates

The mineral estimates incorporated by reference into this prospectus have been prepared in accordance with the requirements of the securities laws in effect in Canada, which differ from the requirements of United States securities laws. The terms “mineral reserve,” “proven mineral reserve” and “probable mineral reserve” are Canadian mining terms as defined in accordance with National Instrument 43-101 of the Canadian Securities Administrators entitled “Standards of Disclosure for Mineral Projects” (“NI 43-101”) and the Canadian Institute of Mining and Metallurgy (“CIM”) Definition Standards on Mineral Resources and Mineral Reserves, adopted by the CIM Council, as amended. These definitions differ from the definitions in the SEC Industry Guide 7 under the Securities Act of 1933 (the “Securities Act”). Under SEC Industry Guide 7 standards, a “final” or “bankable” feasibility study is required to report reserves, the three-year historical average price is used in any reserve or cash flow analysis to designate reserves and the primary environmental analysis or report must be filed with the appropriate governmental authority.

The terms “mineral resource,” “measured mineral resource,” “indicated mineral resource,” and “inferred mineral resource” are defined in, and required to be disclosed by NI 43-101; however, these terms are not defined terms under SEC Industry Guide 7 and are normally not permitted to be used in reports and registration statements filed with the SEC. Investors are cautioned not to assume that all or any part of a mineral deposit in these categories will ever be converted into reserves. “Inferred mineral resources” have a great amount of uncertainty as to their existence, and great uncertainty as to their economic and legal feasibility. It cannot be assumed that all or any part of an inferred mineral resource will ever be upgraded to a higher category. Under Canadian securities laws and regulations, estimates of inferred mineral resources may not form the basis of feasibility or pre-feasibility studies, except in rare cases. Investors are cautioned not to assume that all or any part of an inferred mineral resource exists or is economically or legally mineable. Certain disclosures of the results of mining operations incorporated by reference herein are permitted disclosure under Canadian regulations; however, the SEC normally only permits issuers to report mineralization that does not constitute “reserves” by SEC Industry Guide 7 standards as in place tonnage and grade without reference to unit measures.

In October 2018, the SEC approved final rules requiring comprehensive and detailed disclosure requirements for issuers with material mining operations. The provisions in Industry Guide 7 and Item 102 of Regulation S-K have been replaced with a new subpart 1300 of Regulation S-K under the Securities Act. The Company will be required to comply with these new rules for the fiscal year ended June 30, 2022, and thereafter.

Accordingly, information contained in the documents incorporated by reference herein contain descriptions of our mineral deposits that may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the United States federal securities laws and the rules and regulations thereunder.

About This Prospectus

This prospectus is part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. For a more complete understanding of the offering of our securities, you should refer to the registration statement, including its exhibits. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information under the headings “Where You Can Find More Information” and “Information We Incorporate By Reference.”

Documents incorporated by reference herein include industry and market data and other information that we have obtained from, or which is based upon, market research, independent industry publications or other publicly available information. Any such data and other information is subject to change based on various factors, including those described below under the heading “Risk Factors” and under Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K filed with the SEC, which are incorporated herein by reference.

We have not authorized anyone to provide you with different information from the information contained or incorporated by reference in this prospectus and in any prospectus supplement or in any free writing prospectus that we may provide you. You should not assume that the information contained in this prospectus, any prospectus supplement, any document incorporated by reference or any free writing prospectus is accurate as of any date, other than the date mentioned on the cover page of these documents. We are not making offers to sell our securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

Our logo and some of our trademarks are used in this prospectus, which remain our sole intellectual property. This prospectus also includes trademarks, tradenames, and service marks that are the property of other organizations. Solely for convenience, our trademarks and tradenames referred to in this prospectus appear without the “TM” symbol, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights, or the right of the applicable licensor to these trademarks and tradenames.

Unless the context otherwise requires, all references to “NioCorp,” “we,” “us,” “our,” “our company,” or “the Company” in this prospectus refer to NioCorp Developments Ltd., a British Columbia corporation, its subsidiaries, and their respective predecessor entities for the applicable periods, considered as a single enterprise.

ii

Prospectus Summary

This summary highlights information contained elsewhere in this prospectus. It may not contain all of the information that you should consider before investing in our securities. You should read this entire prospectus carefully, including the “Risk Factors” section. This prospectus includes forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements.”

About the Company

NioCorp is a mineral exploration company engaged in the acquisition, exploration, and development of mineral properties. NioCorp, through Elk Creek Resources Corp., a private Nebraska corporation (“ECRC”) and wholly owned subsidiary of 0896800 B.C. Ltd. (“0896800”), a wholly owned subsidiary of NioCorp, is developing a superalloy materials project that, if and when developed, will produce niobium, scandium, and titanium products. Known as the “Elk Creek Project,” it is located near Elk Creek, Nebraska, in the southeast portion of the state.

•	Niobium is used to produce various superalloys that are extensively used in high performance aircraft and jet turbines. It also is used in high-strength, low-alloy steel, a stronger steel used in automobiles, bridges, structural systems, buildings, pipelines, and other applications that generally enables those applications to be stronger and lighter in mass. This “lightweighting” benefit often results in environmental benefits, including reduced fuel consumption and material usage, which can result in fewer air emissions.
•	Scandium can be combined with aluminum to make super-high-performance alloys with increased strength and improved corrosion resistance. Scandium also is a critical component of advanced solid oxide fuel cells, an environmentally preferred technology for high-reliability, distributed electricity generation.
•	Titanium is a component of various superalloys and other applications that are used for aerospace applications, weapons systems, protective armor and medical implants. It also is used in pigments for paper, paint, and plastics.

Our primary business strategy is to advance our Elk Creek Project to commercial production. We are focused on obtaining additional funds to carry out our near-term planned work programs associated with securing the project financing necessary to complete mine development and construction of the Elk Creek Project.

NioCorp was incorporated under the laws of the Province of British Columbia under the Business Corporations Act (British Columbia) on February 27, 1987, under the name “IPC International Prospector Corp.” On May 22, 1991, we changed our name to “Kingston Resources Ltd.” On June 29, 2001, we changed our name to “Butler Developments Corp.” On February 12, 2009, we changed our name to “Butler Resource Corp.” On March 4, 2010, we changed our name to “Quantum Rare Earth Developments Corp.” On March 4, 2013, we changed our name to “NioCorp Developments Ltd.”

NioCorp is a reporting issuer in British Columbia, Alberta, Saskatchewan, Ontario, and New Brunswick. Our registered and records office is located at 595 Burrard Street, Suite 2600, Vancouver, British Columbia V7X 1L3 (ATTN: Blake, Cassels & Graydon LLP). Our principal executive office is located at 7000 South Yosemite Street, Suite 115, Centennial, Colorado 80112. The telephone number of our principal executive office is (720) 639-4647.

Risk Factors

Investing in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference and may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. You should also refer to the other information in this prospectus and the applicable prospectus supplement, including our financial statements and the related notes incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only risks we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. If any of these risks actually occurs, our business, results of operations and financial condition could suffer and could result in a complete loss of your investment.

Cautionary Note Regarding Forward-Looking Statements

The information discussed in this prospectus and the documents incorporated by reference include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 (the “Exchange Act”), and are intended to be covered by the safe harbor provided for under these sections. All statements, other than statements of historical facts, included or incorporated by reference herein concerning, among other things, planned capital expenditures, future cash flows and borrowings, pursuit of potential acquisition opportunities, our financial position, business strategy and other plans and objectives for future operations, future exploration activities, future mineral resource estimates, and future joint venture arrangements are forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “may,” “expect,” “estimate,” “project,” “plan,” “believe,” “intend,” “achievable,” “anticipate,” “will,” “continue,” “potential,” “should,” “could,” and similar terms and phrases.

Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions, or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect,” “is expected,” “anticipates” or “does not anticipate,” “plans,” “estimates” or “intends,” or stating that certain actions, events or results “may,” “could,” “would,” “might” or “will” be taken, occur or be achieved) are not statements of historical fact and may be forward-looking statements. Forward-looking statements are subject to a variety of known and unknown risks, uncertainties, and other factors that could cause actual events or results to differ from those expressed or implied by the forward-looking statements, including, without limitation:

  risks related to our ability to operate as a going concern;
  risks related to our requirement of significant additional capital;
  risks related to our limited operating history;
  risks related to changes in economic valuations of the Elk Creek Project, such as net present value calculations, changes or disruptions in the securities markets;
  risks related to our history of losses;
  risks related to cost increases for our exploration and, if warranted, development projects;
  risks related to feasibility study results;
  risks related to mineral exploration and production activities;
  risks related to our lack of mineral production from our properties;
  risks related to the results of our metallurgical testing;
  risks related to the establishment of a reserve and resource for rare earth elements and the development of a viable recovery process for rare earth elements;
  risks related to the price volatility of commodities;
  risks related to estimates of mineral resources and reserves;
  risks related to changes in mineral resource and reserve estimates;
  risks related to differences in U.S. and Canadian reserve and resource reporting;
  risks related to our exploration activities being unsuccessful;
  risks related to our ability to obtain permits and licenses for production;

  risks related to government and environmental regulations that may increase our costs of doing business or restrict our operations;
  risks related to proposed legislation that may significantly affect the mining industry;
  risks related to land reclamation requirements;
  risks related to competition in the mining industry;
  risks related to the management of the water balance at our Elk Creek Project;
  risks related to equipment and supply shortages;
  risks related to current and future joint ventures and partnerships;
  risks related to our ability to attract qualified management;
  risks related to the ability to enforce judgment against certain of our Directors;
  risks related to claims on the title to our properties;
  risks related to surface access on our properties;
  risks related to potential future litigation;
  risks related to our lack of insurance covering all our operations;
  risks related to the need for resilience in the face of potential impacts from climate change;
  risks related to a disruption in, or failure of, our information technology systems, including those related to cybersecurity;
  risks related to covenants contained in agreements with our secured creditors that may affect our assets;
  risks related to the extent to which our level of indebtedness may impair our ability to obtain additional financing;
  risks related to our status as a “passive foreign investment company” under the U.S. Internal Revenue Code of 1986, as amended;
  risks related to our Common Shares, including price volatility, lack of dividend payments, dilution and penny stock rules;
  risks related to our status as an “emerging growth company” and the impact of related reduced reporting requirements on our ability to attract investors; and
  risks related to the effects of the COVID-19 pandemic on our business plans, financial condition and liquidity.

This list is not exhaustive of the factors that may affect our forward-looking statements. Some of the important risks and uncertainties that could affect forward-looking statements are described further under “Risk Factors” in this prospectus and in our most recent Annual Report on Form 10-K and in our most recent Quarterly Reports on Form 10-Q, which are or will be incorporated herein by reference. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated, or expected. We caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. We disclaim any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events, except as required by law.

Use of Proceeds

Unless the applicable prospectus supplement states otherwise, we expect to use the net proceeds of the sale of the securities offered by this prospectus for general corporate purposes. As of the date of this prospectus, we have not identified as probable any specific material proposed uses of these proceeds. If, as of the date of any prospectus supplement, we have identified any such uses, we will describe them in the prospectus supplement. Pending any such uses, we may temporarily invest the net proceeds.

Description of Capital Stock

Common Shares

The authorized capital of the Company consists of an unlimited number of Common Shares without par value, of which 260,366,994 were issued and outstanding as of October 29, 2021. The holders of Common Shares are entitled to receive notice of and attend all meetings of shareholders, with each Common Share held entitling the holder to one vote on any resolution to be passed at such shareholder meetings. The holders of Common Shares are entitled to dividends if, as and when declared by the Company’s Board of Directors. The Common Shares are entitled, upon liquidation, dissolution, or winding up of NioCorp, to receive the remaining assets of NioCorp available for distribution to shareholders. There are no pre-emptive, conversion, or redemption rights attached to the Common Shares.

Exchange Controls

There are no governmental laws, decrees, or regulations in Canada that restrict the export or import of capital, including foreign exchange controls, or that affect the remittance of dividends, interest or other payments to non-resident holders of the securities of NioCorp, other than Canadian withholding tax. See “Certain Canadian Federal Income Tax Considerations for U.S. Residents” below.

Certain Canadian Federal Income Tax Considerations for U.S. Residents

The following summarizes certain Canadian federal income tax consequences generally applicable under the Income Tax Act (Canada) and the regulations enacted thereunder (collectively, the “Canadian Tax Act”) and the Canada-United States Income Tax Convention (1980) (the “Convention”) to the holding and disposition of Common Shares.

Comment is restricted to holders of Common Shares each of whom, at all material times for the purposes of the Canadian Tax Act and the Convention, (i) is resident solely in the United States, (ii) is entitled to the benefits of the Convention, (iii) holds all Common Shares as capital property, (iii) holds no Common Shares that are “taxable Canadian property” (as defined in the Canadian Tax Act) of the holder, (iv) deals at arm’s length with and is not affiliated with NioCorp, (v) does not and is not deemed to use or hold any Common Shares in a business carried on in Canada, and (vi) is not an insurer that carries on business in Canada and elsewhere (each such holder, a “U.S. Resident Holder”).

Certain U.S.-resident entities that are fiscally transparent for United States federal income tax purposes (including limited liability companies) may not in all circumstances be regarded by the Canada Revenue Agency (the “CRA”) as entitled to the benefits of the Convention. Members of or holders of an interest in such an entity that holds Common Shares should consult their own tax advisers regarding the extent, if any, to which the CRA will extend the benefits of the Convention to the entity in respect of its Common Shares.

Generally, a holder’s Common Shares will be considered to be capital property of the holder provided that the holder is not a trader or dealer in securities, did not acquire, hold, or dispose of the Common Shares in one or more transactions considered to be an adventure or concern in the nature of trade (i.e. speculation), and does not hold the Common Shares in the course of carrying on a business.

Generally, a holder’s Common Shares will not constitute “taxable Canadian property” of the holder at a particular time at which the Common Shares are listed on a “designated stock exchange” (which currently includes the TSX) unless both of the following conditions are true:

(i)	at any time during the 60-month period that ends at the particular time, 25% or more of the issued shares of any class of the capital stock of NioCorp were owned by or belonged to one or any combination of
(A)	the holder,
(B)	persons with whom the holder did not deal at arm’s length, and

(C)	partnerships in which the holder or a person referred to in clause (B) holds a membership interest directly or indirectly through one or more partnerships, and
(ii)	at any time during the 60-month period that ends at the particular time, more than 50% of the fair market value of the Common Shares was derived directly or indirectly from, one or any combination of, real or immovable property situated in Canada, “Canadian resource properties” (as defined in the Canadian Tax Act), “timber resource properties” (as defined in the Canadian Tax Act), or options in respect of, or interests in any of the foregoing, whether or not the property exists.

This summary is based on the current provisions of the Canadian Tax Act and the Convention in effect on the date hereof, all specific proposals to amend the Canadian Tax Act and Convention publicly announced by or on behalf of the Minister of Finance (Canada) on or before the date hereof, and the current published administrative and assessing policies of the CRA. It is assumed that all such amendments will be enacted as currently proposed, and that there will be no other material change to any applicable law or administrative or assessing practice, although no assurance can be given in these respects. Except as otherwise expressly provided, this summary does not take into account any provincial, territorial, or foreign tax considerations, which may differ materially from those set out herein.

This summary is of a general nature only, is not exhaustive of all possible Canadian federal income tax considerations, and is not intended to be and should not be construed as legal or tax advice to any particular U.S. Resident Holder. U.S. Resident Holders are urged to consult their own tax advisers for advice with respect to their particular circumstances. The discussion below is qualified accordingly.

A U.S. Resident Holder who disposes or is deemed to dispose of one or more Common Shares generally should not thereby incur any liability for Canadian federal income tax in respect of any capital gain arising as a consequence of the disposition.

A U.S. Resident Holder to whom NioCorp pays or is deemed to pay a dividend on the holder’s Common Shares will be subject to Canadian withholding tax, and NioCorp will be required to withhold the tax from the dividend and remit it to the CRA for the holder’s account. The rate of withholding tax under the Canadian Tax Act is 25% of the gross amount of the dividend, but should generally be reduced under the Convention to 15% (or, if the U.S. Resident Holder is a company which is the beneficial owner of at least 10% of the voting stock of NioCorp, 5%) of the gross amount of the dividend. For this purpose, a company that is a resident of the United States for purposes of the Canadian Tax Act and the Convention and is entitled to the benefits of the Convention shall be considered to own the voting stock of NioCorp owned by an entity that is considered fiscally transparent under the laws of the United States and that it is not a resident of Canada, in proportion to the Company’s ownership interest in that entity.

Warrants

As of October 29, 2021, an aggregate of 13,470,118 Warrants, with each Warrant exercisable for one Common Share, were issued and outstanding as follows:

Number	Exercise Price		Expiry Date
500,000	C$	0.80	December 18, 2022
8,558,000	C$	0.97	February 19, 2025
4,412,118	C$	1.63	May 10, 2023

The exercise price per Common Share and the number of Common Shares issuable upon exercise of the Warrants is subject to adjustment upon the occurrence of certain events including, but not limited to, the following:

•	the subdivision or re-division of the Company’s outstanding Common Shares into a greater number of Common Shares;
•	the reduction, combination or consolidation of the Company’s outstanding Common Shares into a lesser number of Common Shares;

•	the issuance of Common Shares or securities exchangeable for, or convertible into, Common Shares to all or substantially all of the holders of Common Shares by way of stock dividend or other distribution (other than a distribution of Common Shares upon the exercise of Warrants or any outstanding options);
•	the reorganization of the Company or the consolidation or merger or amalgamation of the Company with or into another body corporate; and
•	a reclassification or other similar change to the Company’s outstanding Common Shares.

We will issue the Common Shares issuable upon exercise of Warrants within five business days following our receipt of notice of exercise and payment of the exercise price, subject to surrender of the Warrants. Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of the Common Shares issuable upon exercise, including the right to vote or to receive any payments of dividends on the Common Shares issuable upon exercise.

The Lind Convertible Security

On February 19, 2021, pursuant to a convertible security funding agreement, dated February 16, 2021 (the “Lind Agreement”), between the Company and Lind Global Asset Management III, LLC (“Lind”), Lind advanced to the Company $10.0 million (subject to additional set off) in consideration of which the Company issued to Lind a convertible security (the “Lind Convertible Security”) with a face value of $11.7 million (representing $10.0 million in funding plus an implied 8.5% interest rate per annum for the term of the Lind Convertible Security).

The Lind Convertible Security has a term of (i) 24 months or (ii) 30 calendar days after the date on which the face value of the Lind Convertible Security is nil due to such amount having been fully converted and/or fully repaid (including with any applicable premium) in accordance with the terms of the Lind Agreement, whichever is earlier. The Lind Convertible Security constitutes the direct, general and unconditional obligation of the Company and ranks pari-passu with the Company’s other indebtedness. The Lind Convertible Security is guaranteed on a secured basis by 0896800 and ECRC.

The Lind Convertible Security is secured by all of the assets and property of the Company, including all of the issued and outstanding shares of 0896800 pledged by the Company, all of the issued and outstanding shares of ECRC pledged by 0896800, and certain real property and fixtures of ECRC. The liens securing the Lind Convertible Security rank pari-passu with the liens securing the Smith Credit Facility on all amounts up to $4.0 million. The liens securing the Lind Convertible Security rank senior to the liens securing the Smith Credit Facility on any amount that is owed by the Company to Mr. Smith in excess of $4.0 million.

Pursuant to the Lind Agreement, Lind is entitled to convert the Lind Convertible Security into Common Shares in monthly installments over its term at a price per Common Share equal to 85% of the volume-weighted average price of the Common Shares on the TSX for the five trading days immediately preceding the date on which Lind provides notice to the Company of its election to convert. Subject to certain exceptions, the Lind Agreement contains restrictions on how much of the Lind Convertible Security may be converted in any particular month. The Lind Agreement also provides NioCorp with the option to buy back the remaining face amount of the Lind Convertible Security in cash at any time; provided that, if the Company exercises such option, Lind will have the option to convert up to 33.33% of the remaining face amount into Common Shares at the price described above. In addition, Lind is entitled to accelerate its conversion right to the full amount of the face value of the Lind Convertible Security or demand repayment thereof in cash upon the occurrence of an event of default and other designated events described in the Lind Agreement.

The foregoing is intended as a description of the material terms of the Lind Convertible Security only and is qualified in its entirety by reference to the full text of the Lind Agreement, which is incorporated by reference herein. See “Where You Can Find More Information” below.

The Nordmin Convertible Note

On December 18, 2020, the Company issued to Nordmin Engineering Ltd. (“Nordmin”) a convertible note (the “Nordmin Convertible Note”) in the initial aggregate principal amount of approximately $1.9 million pursuant to a convertible note and warrant subscription agreement, dated December 18, 2020 (the “Nordmin Agreement”), between the Company and Nordmin, under which Nordmin agreed to subscribe for and purchase the Nordmin Convertible Note and 500,000 Warrants, exercisable at a price per Common Share of C$0.80, expiring December 18, 2022, for a subscription price of approximately $1.8 million. This amount was set off against the amount owed to Nordmin by NioCorp for past services. Pursuant to the terms of the Nordmin Agreement, on December 18, 2020, the Company issued 836,551 Common Shares to Nordmin upon an initial conversion of approximately $0.5 million in aggregate principal amount of the Nordmin Convertible Note at a conversion price of C$0.684 per share.

The Nordmin Convertible Note will mature on December 18, 2021, and has no stated interest rate, an implied interest rate of 5% per annum and, subject to certain terms and conditions, is convertible into up to 4,500,000 Common Shares at a conversion price of 92% of the five-day volume-weighted average price of the Common Shares on the TSX at the time of conversion. The Nordmin Convertible Note contains restrictions on how much of the principal amount may be converted in any 30-day period. The Nordmin Convertible Note also provides the Company with the option to prepay, in whole or in part, any outstanding principal amount thereunder, upon three days’ notice to Nordmin. In addition, Nordmin is entitled to accelerate the maturity of the Nordmin Convertible Note and require the Company to prepay the outstanding principal amount upon the occurrence of an event of default and other designated events described in the Nordmin Convertible Note. The Nordmin Convertible Note constitutes the direct, general and unconditional obligation of the Company. The Nordmin Convertible Note is unsecured and ranks effectively junior to the Company’s secured indebtedness, including under the Lind Convertible Security and the Smith Credit Facility, to the extent of the value of the assets securing such indebtedness.

The foregoing is intended as a description of the material terms of the Nordmin Convertible Note only and is qualified in its entirety by reference to the full text of the Nordmin Convertible Note, which is incorporated by reference herein. See “Where You Can Find More Information” below.

Description of Warrants

General

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the Warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any Warrants that we may offer under this prospectus, we will describe the particular terms of any series of Warrants in more detail in the applicable prospectus supplement. The terms of any Warrants offered under a prospectus supplement may differ from the terms described below.

We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of Warrant agreement or Warrant indenture, which may include a form of Warrant certificate, that describes the terms of the particular series of Warrants we are offering before the issuance of the related series of Warrants. The following summary of material provisions of the Warrants and the Warrant agreements and the Warrant indentures are subject to, and qualified in their entirety by reference to, all the provisions of the Warrant agreement or Warrant indenture, and Warrant certificate, applicable to a particular series of Warrants. We urge you to read the applicable prospectus supplement related to the particular series of Warrants that we sell under this prospectus, as well as the complete Warrant agreements, Warrant indentures and Warrant certificates that contain the terms of the Warrants.

We will describe in the applicable prospectus supplement the terms relating to Warrants being offered including:

•	the offering price and aggregate number of Warrants offered;

•	if applicable, the number of Warrants issued with each Common Share being issued;
•	if applicable, the date on and after which the Warrants and the related Common Shares will be separately transferable;
•	the number of Common Shares purchasable upon the exercise of one Warrant and the price at which these Common Shares may be purchased upon such exercise;
•	the terms of any rights to redeem or call the Warrants;
•	any provisions for changes to or adjustments in the exercise price or number of Common Shares issuable upon exercise of the Warrants;
•	the dates on which the right to exercise the Warrants will commence and expire;
•	the manner in which the Warrant agreements, Warrant indentures and Warrants may be modified;
•	federal income tax consequences of holding or exercising the Warrants, if material; and
•	any other specific terms, preferences, rights or limitations of or restrictions on the Warrants.

Before exercising their Warrants, holders of Warrants will not have any of the rights of holders of the Common Shares purchasable upon such exercise, including the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up of our affairs or to exercise voting rights, if any.

Exercise of Warrants

Each Warrant will entitle the holder to purchase one Common Share at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the Warrants may exercise the Warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised Warrants will become void.

Holders of the Warrants may exercise the Warrants by delivering the Warrant certificate representing the Warrants to be exercised together with specified information, and paying the required amount to the Warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We intend to set forth in any Warrant agreement or Warrant indenture and in the applicable prospectus supplement the information that the holder of the Warrant will be required to deliver to the Warrant agent.

Upon receipt of the required payment and any Warrant certificate or other form required for exercise properly completed and duly executed at the corporate trust office of the Warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the Common Shares purchasable upon such exercise. If fewer than all of the Warrants represented by the Warrant or Warrant certificate are exercised, then we will issue a new Warrant or Warrant certificate for the remaining amount of Warrants. If we so indicate in the applicable prospectus supplement, holders of the Warrants may surrender securities as all or part of the exercise price for Warrants.

Description of Units

As specified in the applicable prospectus supplement, we may issue units consisting of one or more of the following: Common Shares, Warrants or any combination of such securities. The applicable prospectus supplement will describe:

•	the terms of the units and of any of our Common Shares or Warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;
•	a description of the terms of any unit agreement governing the units;
•	a description of the provisions for the payment, settlement, transfer or exchange of the units; and
•	if applicable, a discussion of any material United States federal income tax considerations.

Plan of Distribution

We may sell the securities from time to time in one or more transactions:

•	through one or more underwriters or dealers;
•	directly to purchasers, including our existing stockholders in a rights offering;
•	through agents; or
•	through a combination of any of these methods of sale.

We may distribute the securities from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed from time to time;
•	at market prices prevailing at the time of sale;
•	at prices related to prevailing market prices; or
•	at negotiated prices.

We will describe the method of distribution of each series of securities in the applicable prospectus supplement.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the underwriters’ obligations in the related supplement to this prospectus.

Underwriters, dealers or agents may receive compensation in the form of discounts, concessions or commissions from us or our purchasers as their agents in connection with the sale of the securities. These underwriters, dealers or agents may be considered to be underwriters under the Securities Act. As a result, discounts, commissions or profits on resale received by underwriters, dealers or agents may be treated as underwriting discounts and commissions. Each prospectus supplement will identify any underwriter, dealer or agent, and describe any compensation received by them from us. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities to cover over-allotments, if any, in connection with the distribution.

We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act. Underwriters, dealers and agents may engage in transactions with or perform services for us in the ordinary course of their businesses.

To the extent required, this prospectus may be amended and supplemented from time to time to describe a specific plan of distribution.

Agents

We may designate agents who agree to use their reasonable efforts to solicit purchases of our securities for the period of their appointment or to sell our securities on a continuing basis.

Underwriters

If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The underwriters will be obligated to purchase all the securities of the series offered if they purchase any of the securities of that series. We may change from time to time any initial public offering price and any discounts or concessions the underwriters allow or reallow or pay to dealers. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in any prospectus supplement naming any such underwriter.

Direct Sales

We may also sell securities directly to one or more purchasers without using underwriters or agents. Underwriters, dealers and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation.

Trading Markets and Listing of Securities

Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Common Shares, which are listed on the TSX. We may elect to list any other class or series of securities on any exchange or market, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.

Stabilization Activities

Any underwriter may engage in over-allotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of these activities at any time.

Delayed Delivery Contracts

If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

Legal Matters

Blake, Cassels & Graydon LLP will pass upon the validity of the securities being offered hereby. Certain legal matters in connection with this offering will be passed upon for any agents or underwriters by counsel for such agents or underwriters identified in the applicable prospectus supplement.

Experts

The consolidated financial statements as of June 30, 2021 and 2020, and for each of the three years in the period ended June 30, 2021, incorporated by reference in this Prospectus and in the Registration Statement have been so incorporated in reliance on the report of BDO USA, LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting. The report on the consolidated financial statements contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Certain portions of the description of the Elk Creek Project incorporated by reference herein were summarized or extracted from a technical report prepared in accordance with NI 43-101 dated May 29, 2019, with an effective date of April 16, 2019, and entitled “NI 43-101 Technical Report Feasibility Study Elk Creek Niobium Project Nebraska.” Those extracts were reviewed and approved by Mr. Jean-Francois St-Onge, P.Eng, and Mr. Glen Kuntz, P. Geo.

None of the above experts has or is to receive in connection with the offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries nor was any of them connected with the Company or any of its subsidiaries as a promoter, managing or principal underwriter, voting trustee, Director, officer, or employee.

Where You Can Find More Information

We are subject to the informational reporting requirements of the Exchange Act. We file reports, proxy statements and other information with the SEC. Our SEC filings are available over the Internet at the SEC’s website at http://www.sec.gov.

We make available, free of charge, on our website at http://www.niocorp.com, our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports and statements as soon as reasonably practicable after they are filed with the SEC. The contents of our website are not part of this prospectus, and the reference to our website does not constitute incorporation by reference into this prospectus of the information contained at that site, other than documents we file with the SEC that are incorporated by reference into this prospectus.

Information Incorporated by Reference

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement contained in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in or omitted from this prospectus or any accompanying prospectus supplement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference the documents listed below and any future documents that we file with the SEC (excluding any portion of such documents that are furnished and not filed with the SEC) under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act (1) after the date of the initial filing of the registration statement of which this prospectus forms a part prior to the effectiveness of the registration statement and (2) after the date of this prospectus until the offering of the Common Shares is terminated:

•	our Annual Report on Form 10-K for the year ended June 30, 2021; and
•	the description of our Common Shares set forth in Exhibit 4.9 to our Annual Report on Form 10-K for the year ended June 30, 2021, and any subsequently filed amendments and reports filed for the purpose of updating that description.

We will not, however, incorporate by reference in this prospectus any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or Item 7.01 of our current reports on Form 8-K unless, and except to the extent, specified in such current reports.

We will provide you with a copy of any of these filings (other than an exhibit to these filings, unless the exhibit is specifically incorporated by reference into the filing requested) at no cost, if you submit a request to us by writing or telephoning us at the following address and telephone number:

NioCorp Developments Ltd.

7000 South Yosemite Street, Suite 115

Centennial, Colorado 80112

(855) 264-6267

Attn: Corporate Secretary

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

The following are the estimated expenses of the issuance and distribution of the securities being registered, all of which are payable by the registrant.

Amount
Securities and Exchange Commission registration fee		$18,540.00
Legal fees and expenses			*
Accounting fees and expenses			*
Printing and engraving expenses			*
Travel and miscellaneous expenses			*
Total	$		*

*	These fees and expenses are calculated based on the securities offered and the number of issuances and, accordingly, cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers.

The corporate laws of British Columbia allow the registrant, and its corporate articles require it (subject to the provisions of the Business Corporations Act (British Columbia) (the “BCBCA”) noted below), to indemnify its directors, former directors, alternate directors and their heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding if the eligible party has not been reimbursed for those expenses and is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Each director and alternate director is deemed to have contracted with the registrant on the terms of the indemnity contained in the registrant’s articles.

For the purposes of such an indemnification:

•	“associated corporation” means a coproration or entity referred to in paragraph (2) or (3) of the definition of “eligible party”:
•	“eligible party,” in relation to the registrant, means an individual who:
(1)	is or was a director or officer of the registrant;
(2)	is or was a director or officer of another corporation:
(i)	at a time when the corporation is or was an affiliate of the registrant; or
(ii)	at the request of the registrant; or
(3)	at the request of the registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity; and includes, except in the definition of “eligible proceeding” and certain other cases, the heirs and personal or other legal representatives of that individual;
•	“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;
•	“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the registrant or an associated corporation:

(1)	is or may be joined as a party; or
(2)	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;
•	“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and
•	“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, the registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that the registrant first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of the registrant’s articles noted above, the registrant must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

(1)	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(2)	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;
(3)	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the registrant or the associated corporation, as the case may be; or
(4)	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of the registrant or by or on behalf of an associated corporation, the registrant must not do either of the following:

(1)	indemnify the eligible party under Section 160(a) of the BCBCA in respect of the proceeding; or
(2)	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or the articles of the registrant, on the application of the registrant or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

(1)	order the registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;
(2)	order the registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;
(3)	order the enforcement of, or any payment under, an agreement of indemnification entered into by the registrant;

(4)	order the registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under Section 164 of the BCBCA; or
(5)	make any other order the court considers appropriate.
Item 16.	Exhibits.

INDEX TO EXHIBITS

Exhibit No.	Title
1.1*	Form of Underwriting Agreement
4.1(1)	Notice of Articles of NioCorp Developments Ltd., dated April 5, 2016
4.2(1)	Articles of NioCorp Developments Ltd., as amended, effective as of January 27, 2015
4.3*	Form of Warrant Agreement
4.4*	Form of Warrant Indenture
4.5*	Form of Warrant Certificate
4.6*	Form of Unit Agreement
5.1	Opinion of Blake, Cassels & Graydon LLP
23.1	Consent of Blake, Cassels & Graydon LLP (included in Exhibit 5.1)
23.2	Consent of BDO USA, LLP
23.3	Consent of Mr. Glen Kuntz, P. Geo, Consulting Specialist – Geology/Mining, Nordmin Engineering Ltd.
23.4	Consent of Mr. Jean-Francois St-Onge, P.Eng, Mine Engineer
24.1	Power of Attorney, contained on signature page hereto

(1)	Previously filed as an exhibit to the registrant’s Draft Registration Statement on Form S-1 (Registration No. 377-01354) submitted to the Securities and Exchange Commission on July 26, 2016 and incorporated herein by reference.
*	To be filed by amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended and incorporated herein by reference.
Item 17.	Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the

Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)	each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(6)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in Denver, Colorado, on November 2, 2021.

NIOCORP DEVELOPMENTS LTD.

By:	/s/ Mark A. Smith
Mark A. Smith
President and Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

KNOW ALL PERSONS BY THESE PRESENTS, that each of the directors and officers of the registrant whose signature appears below constitutes and appoints Mark A. Smith and Neal Shah, or either of them, as true and lawful attorneys-in-fact and agents with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities to sign the Registration Statement filed herewith and any or all amendments to said Registration Statement (including post-effective amendments and Registration Statements filed pursuant to Rule 462 and otherwise), and to file the same, with all exhibits thereto, and other documents in connection therewith, the Securities and Exchange Commission granting unto said attorney-in-fact and agents the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents or any of them, or his substitute, may lawfully do or cause to be done by virtue hereof.

/s/ Mark A. Smith	President, Chief Executive Officer (Principal	November 2, 2021
Mark A. Smith	Executive Officer and Authorized U.S. Representative)
and Chairman of the Board of Directors

/s/ Neal Shah	Chief Financial Officer (Principal Financial and	November 2, 2021
Neal Shah	Accounting Officer)

/s/ Michael J. Morris	Director	November 2, 2021
Michael J. Morris

/s/ David C. Beling	Director	November 2, 2021
David C. Beling

/s/ Anna Castner Wightman	Director	November 2, 2021
Anna Castner Wightman

/s/ Nilsa Guerrero-Mahon	Director	November 2, 2021
Nilsa Guerrero-Mahon

/s/ Fernanda Fenga	Director	November 2, 2021
Fernanda Fenga